Exhibit 10.3

EMPLOYEE AND OFFICE SPACE LEASE AGREEMENT

This Employee and Office Space Lease Agreement (“Agreement”) is made and entered into the 1st day of January, 2004, by and between Cabela’s Incorporated, a Nebraska corporation (“Company”) and Richard N. Cabela (“RNC”).

RECITALS:

WHEREAS, RNC desires to utilize certain personnel from Company on an interim basis to perform certain duties unrelated to the employees’ duties to Company;

WHEREAS, the parties believe that the Company will obtain various indirect benefits from the services such employee will perform for RNC; and

WHEREAS, the parties desire to formalize this arrangement and document the same by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

1. Services. Company agrees to lease to RNC, certain Company employees as follows:

a. Identification of Employees. The specific employees (the “Employees”) and the percentage of time for which they shall be available to provide personal services for RNC is more fully set forth on Exhibit “A” attached hereto. Company shall be permitted to amend Exhibit “A” and select the employees to provide the services after consulting with RNC. The parties further agree to review Exhibit “A” for accuracy at least semi-annually.

b. Employees’ Reporting Duties. The Employees shall report to RNC to the extent their services relate to his personal affairs and to the President of Company, or his designee, to the extent the services relate to Company matters. Neither RCN nor Company shall hire additional employees which would be chargeable to the other without written consent of the other.

c. Leased Employee Compensation and Benefits. Company shall have the sole discretion as to the employee benefits to be provided and compensation to be paid to the Employees; provided, however, Company agrees to provide RNC with ninety (90) days’ prior written notice of any adjustment to such compensation and/or benefits.

d. Office Space. The services of the Employees leased to RNC shall be performed primarily at Company’s principal office located at One Cabela Drive, Sidney, Nebraska, but may also be performed at other locations specified by RNC, provided RNC provides notice to Company of an alternate location and assumes responsibility for safety of such location and compliance of the same with all federal, state and local laws and regulations. To the extent services are performed at the Company’s facilities, Company shall be responsible for compliance of such facilities with all federal, state and local laws and regulations and for the proper use and safety of such premises.

2. Compensation. In consideration of Company’s leasing of personnel and the necessary office space, RNC agrees to compensate Company according to the following terms:

a. Employee Services. The monthly compensation due for the leasing of Employees to RNC shall be calculated per Employee by multiplying the sum of the Employee’s monthly salary, monthly benefits cost, and employee discount used, if any, by the percentage of time the Employee is allocated to RNC, as indicated on Exhibit “A” attached hereto.

b. Office Space. In addition to compensating Company for the services of the Employees, RNC shall compensate Company for the facilities utilized by the Employees while performing services for RNC. For purposes of this Agreement, the parties agree that the total annual fair rental value of the facilities used by the employees leased to RNC is $11,577.51 (“Fair Rental Value”). The Fair Rental Value shall be payable in equal monthly increments during the term of occupancy of Company facilities by Employees performing services for RNC.

c. Invoicing. Company shall invoice RNC each month for the services of the Employees allocated to him and the use of office space provided during the preceding month. RNC shall pay each month’s invoice in full within thirty (30) days of receipt.

3. Insurance. Company shall furnish and keep workers’ compensation insurance, covering the Employees, in full force and effect, at all times during the term of this Agreement.

4. Independent Contractor Relationship. None of the provisions of this Agreement are intended to create any relationship between the parties other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their respective officers, directors, employees or agents, shall have the authority to bind the other or shall be deemed or construed to be the agent, employee or representative of the other except as may be specifically provided herein or in any other agreement between the parties. Company acknowledges that it is responsible for all matters related to the payment of federal, state and local payroll taxes, workers’ compensation insurance, salaries and fringe benefits for employees leased to RNC and compliance with all applicable employment related laws.

5. Term. The term of this Agreement shall be for a period of one (1) year, commencing on the 1st day of January, 2004, and terminating on the 31st day of December, 2004 (the “Term”), unless renegotiated.

6. Termination. This Agreement may be terminated prior to expiration of the Term as follows:

a. Without Cause. RNC may terminate this Agreement, without cause, upon thirty (30) days’ prior written notice to Company. Company may terminate this Agreement, without cause, upon one hundred eighty (180) day’s prior written notice to RNC.

b. With Cause. Either party shall have the right to terminate this Agreement upon written notice of such termination to the other party in the event that: (1) either party is in material breach of any provision of this Agreement and the breaching party has not cured the breach within thirty (30) days of receipt of written notice from the non-breaching party; (2) the business of either party is terminated or suspended; (3) a petition for bankruptcy is filed by or against either party; (4) a receiver is appointed on account of either party’s insolvency; or (5) if any assignment is made of either party’s business for the benefit of its creditors.

7. Severability. If any provision of this Agreement shall, for any reason, be found to be unenforceable or illegal, this Agreement shall remain in full force and effect, except for the unenforceable or illegal provision.

8. Governing Law. This Agreement shall be construed under, and shall be governed by, the laws of the State of Nebraska.

9. Assignment. Neither this Agreement nor any rights or duties under this Agreement may be assigned by either party except upon written agreement signed by both parties.

10. Amendment. This Agreement may not be amended except upon written agreement signed by both parties.

11. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be considered given and received when (a) personally delivered to the party, (b) delivered by courier, (c) delivered by facsimile, or (d) deposited in the United States mail, postage prepaid, return receipt requested, properly addressed to a party at the address set forth below, or at such other address as such party shall have specified by notice given in accordance with the provisions of this Section:

If to Company:

Cabela’s Incorporated

Attn: President

One Cabela Drive

Sidney, NE 69160

If to RNC:

Richard N. Cabela

920 Maple Street

Sidney, NE 69162

12. Headings. The headings to the various sections of this Agreement have been inserted for convenience only and shall not modify, define, limit, or expand express provisions of this Agreement.

13. Waiver. Waiver of a breach of or default under any term or provision of this Agreement by either party, by course of dealing or otherwise, shall not be deemed a waiver of any other breach of or default under the same or a different provision of this Agreement.

14. Entire Agreement. This Agreement constitutes the entire written agreement of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreements of the parties regarding the subject matter of this Agreement.

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Exhibit 10.3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CABELA’S INCORPORATED

By	/s/ Ralph W. Castner

Its	C.F.O

/s/ Richard N. Cabela

Richard N. Cabela